QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-12313, 333-62959, 333-88803, 333-40644, 333-50138, 333-76074 and 333-111066 of Brooktrout, Inc. on Form S-8 of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of Brooktrout, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 8, 2004

QuickLinks

INDEPENDENT AUDITORS' CONSENT